EXHIBIT 10-B

2005 COLGATE-PALMOLIVE COMPANY

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

SECTION 1. Purpose; Definitions.

The purpose of the Plan is to attract and retain qualified persons to serve as directors of the Company, to enhance the equity interest of directors in the Company, to solidify the common interests of the Company’s directors and stockholders, and to encourage the highest level of director performance by providing them with a proprietary interest in the Company’s performance and progress.

For purposes of the Plan, the following terms are defined as set forth below:

“Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

“Board” means the Board of Directors of the Company.

“Cause” means (a) conviction of a Participant for committing a felony under federal law or the law of the state in which such action occurred, (b) dishonesty in the course of fulfilling a Participant’s duties as a member of the Board, or (c) willful and deliberate failure on the part of a Participant to perform his or her duties as a member of the Board in any material respect.

“Change of Control” has the meaning set forth in Section 6(b).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Committee” means the Employee Relations Committee of the Company or any successor committee thereto.

“Common Stock” means common stock, par value $1.00 per share, of the Company.

“Company” means the Colgate-Palmolive Company, a Delaware corporation.

“Disaffiliation” means a subsidiary or affiliate of the Company ceasing to be a subsidiary or affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the subsidiary or affiliate) or a sale of a division of the Company or its affiliates.

“Disability” with respect to a Participant means physical or mental disability, whether total or partial, that prevents the Participant from performing his duties as a member of the Board for a period of six consecutive months.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Fair Market Value” means as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock during normal trading hours on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for the Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

“Non-Employee Director” means a person who as of any applicable date is a member of the Board and is not an officer or employee of the Company or any subsidiary of the Company.

“Participant” means a Non-Employee Director who is granted a Stock Option hereunder.

“Plan” means the 2005 Colgate-Palmolive Company Non-Employee Director Stock Option Plan as set forth herein and as hereinafter amended from time to time.

“Retirement” means a Participant’s retirement as a Non-Employee Director at or after age 65 with at least nine years of service as a member of the Board.

“Stock Option” means a non-qualified option to purchase shares of Common Stock.

“Termination of Directorship” means the date upon which any Participant ceases to be a member of the Board for any reason whatsoever.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. Administration.

The Plan shall be administered by the Committee, which shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

SECTION 3. Stock Subject to Plan

Subject to adjustment as provided herein, the total number of shares of Common Stock of the Company available for grant under the Plan shall be 400,000. Such number shall be increased by the number of Stock Options granted hereunder that terminate without exercise upon expiration, cancellation or otherwise.

In the event of any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, share combination, recapitalization or similar event affecting the capital structure of the Company or a corporate transaction, such as any merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation, separation, including a spin-off, or other distribution of stock or property of the Company (including an extraordinary cash dividend), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the

Code) or any partial or complete liquidation of the Company, or similar event affecting the Company or any of its subsidiaries or affiliates (a “Corporate Transaction”), the Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and exercise price of shares subject to outstanding Stock Options, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number. In the case of Corporate Transactions, such adjustments may include, without limitation, the cancellation of outstanding Stock Options in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Stock Options, as determined by the the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock may receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Board that the value of Stock Option shall for this purpose be deemed to equal the excess, if any, of the value of such consideration being paid for each share of Common Stock pursuant to such Corporate Transaction over the exercise price of such Stock Option shall conclusively be deemed valid). Notwithstanding the foregoing: (i) any adjustments made pursuant to this paragraph to Stock Options that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A; (ii) any adjustments made pursuant to this paragraph to Stock Options that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Stock Options either (A) continue not to be subject to Code Section 409A or (B) comply with the requirements of Code Section 409A; and (iii) in any event, the Board shall not have the authority to make any adjustments pursuant to this paragraph to the extent the existence of such authority would cause a Stock Option that is not intended to be subject to Code Section 409A at the time of grant to be subject thereto.

SECTION 4. Eligibility.

Only individuals who are Non-Employee Directors are eligible to be granted Stock Options under the Plan.

SECTION 5. Stock Options.

(a) Each Non-Employee Director shall, on each 17th of February during such director’s term or the first business day thereafter, automatically be granted a Stock Option to purchase 4,000 shares of Common Stock (the “Annual Grant Amount”) having an exercise price of 100% of the Fair Market Value of the Common Stock at the date of grant of such Stock Option. Notwithstanding the foregoing, if an individual becomes a Non-Employee Director after February 17th during a particular calendar year, he or she shall be granted for that year on the date of the first meeting of the Board following his or her election as a director, a Stock Option to purchase that number of shares of Common Stock equal to the product of (i) the Annual Grant Amount and (ii) the fraction obtained by dividing (x) the number of calendar months during such calendar year that such person will serve as a Non-Employee Director (counting any partial month as a full month) by (y) 12; provided that the product of (i) and (ii) shall be rounded up to the nearest whole number of shares.

(b) In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on a given date, then all Non-Employee Directors entitled to a grant on such date shall share ratably in the number of Stock Options on shares available for grant under the Plan.

(c) Stock Options granted under the Plan shall be subject to the following terms and conditions in addition to those set forth above:

(i) Option Term. The term of each Stock Option shall be 10 years from the date the Stock Option is granted, or such shorter period of time as may be approved by the Board prior to or on the date of grant, subject to earlier termination as provided herein.

(ii) Exercisability. Stock Options shall be exercisable as follows:

(A) beginning on the first anniversary of the date of grant, for up to 33 1/3% of the shares of Common Stock covered by the Stock Option;

(B) beginning on the second anniversary of the date of grant, for up to 66 2/3% of such shares; and

(C) beginning on the third anniversary of the date of grant and thereafter until the expiration of the term of the Stock Option, for up to 100% of such shares.

Notwithstanding the foregoing, a Stock Option held by a Participant shall become immediately exercisable in full upon the death, Disability or Retirement of such Participant.

(iii) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. Payment in full or in part may also be made in the form of Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option.

No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, has given the representation described in Section 8(a).

(iv) Transferability of Stock Options. Stock Options shall be transferable, in whole or in part, by Participants (1) by will or by the laws of descent and distribution; (2) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee

Retirement Income Security Act of 1974, as amended, or the rules thereunder); or (3) as otherwise determined by the Board or duly appointed committee of the Board consisting of at least two Non-Employee Directors (provided that no such determination may be made that would cause grants of Stock Options or other transactions under the Plan to fail to be exempt under Section 16(b) of the Exchange Act or fail to qualify as a transaction exempt from registration under the Securities Act of 1933, as amended). Consideration may not be paid for the transfer of a Stock Option under any of the circumstances described in the preceding sentence. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the Participant to whom they were granted or by the guardian or legal representative of the Participant, or its alternative payee pursuant to a qualified domestic relations order, or the recipient of a transfer of such Stock Option permitted pursuant to clause (3) of the first sentence of this paragraph, it being understood that the terms “holder” and “optionee” include the guardian and legal representative of the Participant named in the option agreement and any permitted transferee thereof. In the event of any transfer of a Stock Option, notwithstanding anything to the contrary in this Plan, Termination of Directorship of the original Participant shall be determinative.

(v) Termination by Reason of Death, Disability or Retirement. If a Termination of Directorship occurs by reason of the death, Disability or Retirement of a Participant, any Stock Option held by such Participant may thereafter be exercised for a period of three years from the date of such Termination of Directorship or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(vi) Other Termination. If a Termination of Directorship occurs for Cause, any Stock Option held by such Participant shall thereupon terminate. If a Termination of Directorship occurs for any reason other than (x) for Cause or (y) due to the death, Disability or Retirement of a Participant, any Stock Option held by such Participant shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of three months from the date of such Termination of Directorship or the balance of such Stock Option’s term; provided, however, that if the Participant dies within such three-month period, any unexercised Stock Option held by such Participant shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of three years from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(vii) Stock Options Not Intended to be Deferred Compensation. No Stock Option under the Plan is intended to be “deferred compensation” subject to Code Section 409A.

SECTION 6. Change of Control Provisions.

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, any Stock Options outstanding as of the date such Change of Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

(b) Definition of Change of Control. For purposes of the Plan, a “Change of Control” shall mean the happening of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 6(b); or

(ii) A change in the composition of the Board such that the individuals who, as of the effective date of this Plan as set forth in Section 9 hereof, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 6(b), that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the

Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership derives from ownership of a 20% or more interest in the Outstanding Company Common Stock or Outstanding Company Voting Securities that existed prior to the Corporate Transaction and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 7. Term, Amendment and Termination.

The Plan will terminate on December 31, 2012. Under the Plan, Stock Options outstanding as of December 31, 2012 shall not be affected or impaired by the termination of the Plan.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (a) impair the rights of an optionee under a Stock Option without the optionee’s consent, except such an amendment made to cause the Plan to comply with applicable law, the rules of the Applicable Exchange or to qualify for the exemption provided by Rule 16b-3, or (b) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law or agreement or the rules of the Applicable Exchange.

The Board may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, provided, however, (i) no such amendment shall impair the rights of a Participant without the Participant’s consent except such an amendment which is necessary to cause any Stock Option or transaction under the Plan to comply with applicable law, the rules of the Applicable Exchange or any other applicable exchange or any accounting rule or to qualify, or to continue to qualify, for the exemption provided by Rule 16b-3 and (ii) in no event may any Stock Option granted under this Plan be amended, other than pursuant to Section 3, to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Stock Option with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes or under the rules of the Applicable Exchange, as a “repricing” of such Stock Option, unless such amendment, cancellation or action is approved by the Company’s stockholders.

SECTION 8. General Provisions.

(a) Unless the shares have been registered under the Securities Act of 1933, as amended, each person purchasing or receiving shares of Common Stock pursuant to a Stock Option shall represent to and agree with the Company in writing that such person is acquiring the shares of Common Stock without a view to the distribution thereof. The certificates for such shares of Common Stock shall include an appropriate legend to reflect the restrictions on transfer.

(b) Nothing contained in the Plan shall prevent the Company or any subsidiary from adopting other or additional compensation arrangements for its Non-Employee Directors.

(c) The Plan and all Stock Options awarded and actions taken with respect thereto shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 9. Effective Date of Plan.

The Plan shall be adopted by the Board and be effective on January 13, 2005, subject to approval by the stockholders of the Company. Stock Options may be granted prior to such approval but are contingent upon such approval being obtained.

STOCK INCENTIVE AGREEMENT

COLGATE-PALMOLIVE COMPANY

2005 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

NON-QUALIFIED STOCK OPTION

[Date]

[Name]

[Address]

This will confirm the following Agreement made as of [date] between you and the Colgate-Palmolive Company (the “Company”) pursuant to the Company’s 2005 Non-Employee Director Stock Option Plan (the “Plan”). If you have not received a copy of the Plan, it is available from the Company at 300 Park Avenue, New York, NY 10022, Attention: Mr. Andrew D. Hendry, Senior Vice President, General Counsel and Secretary.

On [date], the Company granted you a non-qualified option to purchase from the Company up to a total of              shares of common stock of the Company at $             per share, the Fair Market Value (as defined in the Plan) of the common stock on such date.

Said stock option may be exercised only in accordance with the terms and conditions of the Plan, as supplemented by this Agreement, and not otherwise. It may be exercised from time to time prior to its termination as follows: Cumulatively as to one-third of the shares covered hereby on the first anniversary date of this Agreement and as to an additional one-third on each succeeding anniversary date.

This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan and may not be assigned or transferred in whole or in part except as therein provided. You shall not have any of the rights of a shareholder with respect to any of the shares which are the subject of this Agreement until such shares are actually issued to you.

This stock option shall expire on [date], or possibly sooner, for example, in the event of your death or termination of Directorship, as provided in the Plan.

The number of shares and the exercise price per share are subject to adjustment as provided in the Plan. You assume all risks incident to any change hereafter in the applicable laws or regulations or incident to any change in the market value of the stock after the exercise of these incentives in whole or in part.

Very truly yours,

COLGATE-PALMOLIVE COMPANY

By

Sign below to indicate your acceptance of the foregoing

and retain this Agreement for your records.